Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS OUTSTANDING SECOND QUARTER PERFORMANCE
17% Net Sales Growth Drove Excellent Profitability; Raises Full Year Outlook

GREENVILLE, SC -- February 7, 2023 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the second quarter ended December 31, 2022.

	Second Quarter Summary
	Q2 FY23	Q2 FY22	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$1,011,241	$864,079	17.0%
Gross profit	$115,334	$107,653	7.1%
Gross profit margin %	11.41%	12.46%	-105bp
Operating income	$39,432	$31,498	25.2%
GAAP net income	$25,734	$23,152	11.2%
GAAP diluted EPS	$1.01	$0.89	13.5%
Select Non-GAAP measures:
Adjusted EBITDA	$48,815	$42,542	14.7%
Adjusted EBITDA margin %	4.83%	4.92%	-9bp
Non-GAAP net income	$26,941	$26,446	1.9%
Non-GAAP diluted EPS	$1.06	$1.02	3.9%

"The ScanSource team executed exceptionally well, delivering 17% net sales growth and record profitability for the quarter," said Mike Baur, Chairman and CEO, ScanSource, Inc. "This exceptional performance is a result of strong demand and operating leverage in our hardware and Intelisys businesses. With our outstanding second quarter results, we are raising our full year 2023 outlook for both net sales growth and adjusted EBITDA."

Quarterly Results
Net sales for the second quarter of fiscal year 2023 totaled $1.0 billion, up 17.0% year-over-year, or 16.4% year-over-year for organic growth. Specialty Technology Solutions net sales for the second quarter increased 26.3% year-over-year to $627.5 million, driven by broad-based demand across technologies and execution by our people. Modern Communications & Cloud net sales for the second quarter increased 4.5% year-over-year to $383.7 million.

Gross profit for the second quarter of fiscal year 2023 increased 7.1% year-over-year to $115.3 million, due to higher sales volume. Gross profit margin for the second quarter was 11.41% versus 12.46% in the prior-year quarter, reflecting the sales mix and higher mix of big deals.

For the second quarter of fiscal year 2023, operating income increased to $39.4 million from $31.5 million in the prior-year quarter. Second quarter fiscal year 2023 non-GAAP operating income increased to a record $40.7 million for a 4.03% non-GAAP operating income margin, up from $35.9 million for the prior-year quarter.

Exhibit 99.1

On a GAAP basis, net income for the second quarter of fiscal year 2023 totaled $25.7 million, or $1.01 per diluted share, compared to net income of $23.2 million, or $0.89 per diluted share, for the prior-year quarter. Second quarter fiscal year 2023 non-GAAP net income totaled $26.9 million, or $1.06 per diluted share, up from $26.4 million, or $1.02 per diluted share for the prior-year quarter.

Adjusted EBITDA for the second quarter of fiscal year 2023 increased 14.7% to $48.8 million, or 4.83% of net sales, compared to $42.5 million, or 4.92% of net sales, for the prior-year quarter. Adjusted return on invested capital totaled 15.6% for second quarter fiscal year 2023, compared to 17.6% in the prior-year quarter, primarily from increased average invested capital for the current year quarter.

Annual Financial Outlook for Fiscal Year 2023

ScanSource raises its expectations for the full fiscal year ended June 30, 2023 and replaces previously provided guidance.

	FY23 Annual Outlook	Prior FY23 Outlook

Net sales growth, year-over-year	At least 6.5%	At least 5.5%
Adjusted EBITDA (non-GAAP)	At least $176 million	At least $174 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, February 7, 2023, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY23 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, supply chain challenges, the failure to manage and implement the Company's organic growth strategy, economic weakness and inflation, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2022, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, restructuring costs and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, SaaS, connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2022 Best Places to Work in South Carolina and on FORTUNE magazine’s 2023 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2022	June 30, 2022*
Assets
Current assets:
Cash and cash equivalents	$66,445	$37,987
Accounts receivable, less allowance of $13,353 at December 31, 2022 and $16,806 at June 30, 2022	779,562	729,442
Inventories	761,936	614,814
Prepaid expenses and other current assets	111,119	141,562
Total current assets	1,719,062	1,523,805
Property and equipment, net	36,593	37,477
Goodwill	214,367	214,435
Identifiable intangible assets, net	75,950	84,427
Deferred income taxes	14,751	15,668
Other non-current assets	69,806	61,616
Total assets	$2,130,529	$1,937,428
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$748,662	$714,177
Accrued expenses and other current liabilities	76,985	88,455
Income taxes payable	6,049	34
Current portion of long-term debt	5,040	11,598
Total current liabilities	836,736	814,264
Deferred income taxes	3,132	3,144
Long-term debt, net of current portion	147,756	123,733
Borrowings under revolving credit facility	230,000	135,839
Other long-term liabilities	50,519	53,920
Total liabilities	1,268,143	1,130,900
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,343,014 and 25,187,351 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	68,313	64,297
Retained earnings	896,645	846,869
Accumulated other comprehensive loss	(102,572)	(104,638)
Total shareholders’ equity	862,386	806,528
Total liabilities and shareholders’ equity	$2,130,529	$1,937,428

*Derived from audited financial statements.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2022	2021	2022	2021
Net sales	$1,011,241	$864,079	$1,955,054	$1,721,662
Cost of goods sold	895,907	756,426	1,726,236	1,512,437
Gross profit	115,334	107,653	228,818	209,225
Selling, general and administrative expenses	69,074	69,161	140,667	133,016
Depreciation expense	2,678	2,547	5,441	5,427
Intangible amortization expense	4,150	4,447	8,391	8,956
Operating income	39,432	31,498	74,319	61,826
Interest expense	5,060	1,493	8,507	3,153
Interest income	(2,027)	(947)	(3,618)	(1,973)
Other expense, net	207	543	955	807
Income before income taxes	36,192	30,409	68,475	59,839
Provision for income taxes	10,458	7,257	18,699	14,614
Net income from continuing operations	25,734	23,152	49,776	45,225
Net income from discontinued operations	—	100	—	100
Net income	$25,734	$23,252	$49,776	$45,325

Per share data:
Net income from continuing operations per common share, basic	$1.02	$0.91	$1.97	$1.77
Net income from discontinued operations per common share, basic	—	—	—	—
Net income per common share, basic	$1.02	$0.91	$1.97	$1.77
Weighted-average shares outstanding, basic	25,287	25,585	25,244	25,549

Net income from continuing operations per common share, diluted	$1.01	$0.89	$1.96	$1.75
Net income from discontinued operations per common share, diluted	—	—	—	—
Net income per common share, diluted	$1.01	$0.90	$1.96	$1.76
Weighted-average shares outstanding, diluted	25,502	25,895	25,454	25,806

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Six months ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$49,776	$45,325
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,285	14,879
Amortization of debt issue costs	385	209
Provision for doubtful accounts	33	921
Share-based compensation	5,679	6,032
Deferred income taxes	932	(109)
Finance lease interest	24	26
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(49,541)	(54,370)
Inventories	(146,826)	(95,531)
Prepaid expenses and other assets	30,487	(11,236)
Other non-current assets	(7,168)	(1,561)
Accounts payable	33,820	25,444
Accrued expenses and other liabilities	(13,268)	(5,130)
Income taxes payable	6,036	(177)
Net cash used in operating activities	(75,346)	(75,378)
Cash flows from investing activities:
Capital expenditures	(4,262)	(2,645)
Cash received for business disposal	—	3,125
Net cash (used in) provided by investing activities	(4,262)	480
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	1,232,058	1,115,161
Repayments on revolving credit, net of expenses	(1,137,897)	(1,057,376)
Borrowings (repayments) on long-term debt, net	17,465	(4,093)
Repayments on finance lease obligation	(492)	(624)
Debt issuance costs	(1,407)	—
Exercise of stock options	634	1,114
Taxes paid on settlement of equity awards	(2,332)	(2,634)
Common stock repurchased	—	(183)
Net cash provided by financing activities	108,029	51,365
Effect of exchange rate changes on cash and cash equivalents	37	(5,062)
Increase (decrease) in cash and cash equivalents	28,458	(28,595)
Cash and cash equivalents at beginning of period	37,987	62,718
Cash and cash equivalents at period end	$66,445	$34,123

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2022	2021
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	15.6%	17.6%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$25,734	$23,152
Plus: Interest expense	5,060	1,493
Plus: Income taxes	10,458	7,257
Plus: Depreciation and amortization	7,057	7,229
EBITDA (non-GAAP)	48,309	39,131
Plus: Share-based compensation	3,364	3,464
Plus: Acquisition and divestiture costs(b)	—	(53)
Plus: Tax recovery(c)	(2,858)	—
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$48,815	$42,542

Invested Capital Calculations:
Equity – beginning of the quarter	$827,004	$746,094
Equity – end of the quarter	862,386	768,525
Plus: Share-based compensation, net	2,496	2,590
Plus: Acquisition and divestiture costs(b)	—	(53)
Plus: Discontinued operations net (income) loss	—	(100)
Plus: Tax recovery, net	(1,886)	—
Average equity	845,000	758,528
Average funded debt (d)	392,853	200,708
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,237,853	$959,236

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Recovery of prior period withholding taxes in Brazil.
(d) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2022	2021	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$627,548	$496,920	26.3%
Foreign exchange impact (a)	(1,120)	—
Non-GAAP net sales, constant currency	$626,428	$496,920	26.1%

Modern Communications & Cloud:
Net sales, reported	$383,693	$367,159	4.5%
Foreign exchange impact (a)	(4,497)	—
Non-GAAP net sales, constant currency	$379,196	$367,159	3.3%

Consolidated:
Net sales, reported	$1,011,241	$864,079	17.0%
Foreign exchange impact (a)	(5,617)	—
Non-GAAP net sales, constant currency	$1,005,624	$864,079	16.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2021.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2022	2021	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$909,221	$773,660	17.5%

International:
Net sales, reported	$102,020	$90,419	12.8%
Foreign exchange impact(a)	(5,617)	—
Non-GAAP net sales, constant currency	$96,403	$90,419	6.6%

Consolidated:
Net sales, reported	$1,011,241	$864,079	17.0%
Foreign exchange impact(a)	(5,617)	—
Non-GAAP net sales, constant currency	$1,005,624	$864,079	16.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2022 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2021.

ScanSource Delivers Outstanding Second Quarter Performance

	Quarter ended December 31, 2022
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs	Tax recovery (a)	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$69,074	—	—	$2,858	$71,932
Operating income	39,432	4,150	—	(2,858)	40,724
Net income	25,734	3,093	—	(1,886)	26,941
Diluted EPS	$1.01	$0.12	—	$(0.07)	$1.06

	Quarter ended December 31, 2021
	GAAP Measure	Intangible amortization expense	Acquisition and divestiture costs (b)	Tax recovery	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$69,161	—	$53	—	$69,214
Operating income	31,498	4,447	(53)	—	35,892
Net income	23,152	3,347	(53)	—	26,446
Diluted EPS	$0.89	$0.13	—	—	$1.02
(a) Recovery of prior period withholding taxes in Brazil.
(b) Acquisition and divestiture costs totaled less than $(0.1) million for the quarter ended December 31, 2021 and are generally nondeductible for tax purposes.

ScanSource Delivers Outstanding Second Quarter Performance

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2023:

FY23 Outlook
GAAP, Operating income	At least $135 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and other income (expense), net	$3 million
Tax recovery	$(3) million
Adjusted EBITDA (non-GAAP)	At least $176 million